Exhibit 99.1

Stanley Black & Decker Reports 2Q 2018 Results

New Britain, Connecticut, July 20, 2018 … Stanley Black & Decker (NYSE: SWK) today announced second quarter 2018 financial results.

•	2Q’18 Revenues Totaled $3.6 Billion, Up 11% Versus Prior Year, Headlined By 7% Organic Growth

•	Price Actions In Response To Commodity Inflation And Currency Yielded 1 Point Of Organic Growth

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2Q’18 Diluted GAAP EPS Was $1.93; Excluding Charges, 2Q’18 Diluted EPS Was $2.57, As Price, Lower Expenses And Volume Leverage More Than Offset The Dilutive Earnings Impact Of Commodity Inflation And Currency

•	Completed $200 Million Share Repurchase In April 2018

•	Revising 2018 Full Year Diluted GAAP EPS Guidance Range To $7.00 - $7.20 From $7.40 - $7.60 Reflecting The Impact Of The Recently Announced EPA Settlement

•	Reiterating Adjusted EPS Guidance Range Of $8.30 - $8.50 And Free Cash Flow Conversion Of Approximately 100%

2Q’18 Key Points:

•	Net sales for the quarter were $3.6 billion, up 11% versus prior year, with positive volume (+6%), acquisitions (+3%), price (+1%) and currency (+1%).

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Gross margin rate for the quarter was 35.3%. Excluding charges, the gross margin rate was 35.6%, down 210 basis points from prior year as volume leverage, productivity and price were more than offset by an anticipated $50 million of commodity inflation and $20 million in foreign exchange pressure which emerged during the last 8 weeks of the quarter.

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SG&A expenses were 22.1% of sales. Excluding charges, SG&A expenses were 21.4% of sales compared to 22.4% in 2Q’17, reflecting tight cost management and volume leverage which was partially offset by SFS 2.0 growth investments.

•	Restructuring charges for the quarter were $13.4 million. Excluding charges, restructuring charges for the quarter were $8.9 million compared to $6.3 million in 2Q’17.

Exhibit 99.1

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Other, net totaled $119.3 million for the quarter which includes a $77.7 million charge related to the recently announced EPA settlement. Excluding charges, Other, net totaled $32.2 million compared to $49.7 million in 2Q’17, reflecting a favorable resolution of a prior claim, among other items.

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Tax rate was 0.3%. Excluding charges, tax rate was 7.0% versus the 23.5% in 2Q’17 reflecting the effective settlement of a tax audit during the quarter. This settlement was initially forecasted to occur in 3Q’18 and does not impact full year tax rate expectations.

•	Working capital turns for the quarter were 6.6, down 0.7 turns from prior year resulting from higher inventory balances in Tools & Storage in anticipation of new product launches, including Craftsman.

Stanley Black & Decker’s President and CEO, James M. Loree, commented, “We delivered a strong second quarter performance, successfully overcoming approximately $70 million of commodity and currency pressure. Total revenues were up 11%, with each business contributing. Organic growth accelerated to 7%, headlined by an impressive 10% growth from Tools & Storage as well as Industrial outperforming our expectations.

“The underlying markets remain healthy and provide a favorable backdrop as we execute our robust pipeline of organic growth initiatives: the Lenox and Irwin revenue synergies, FlexVolt, emerging markets, e-commerce and the rollout of the Craftsman brand. We will continue to evaluate further near-term capital allocation actions to create shareholder value including acquisition opportunities and incremental share repurchases, consistent with our long-term capital allocation strategy.

“We are at a moment in time when company-specific growth catalysts, which are as strong as any time in 20 years, enable us to vault over difficult prior year revenue comps. At the same time, we are operating with the agility required to successfully navigate through a growing series of exogenous shocks, including cost inflation, FX volatility and tariffs.

“It is a credit to the breadth, depth and maturity of our management team that we continue to deliver strong financial results and a great setup for 2019 and beyond.”

Exhibit 99.1

2Q’18 Segment Results

($ in M)
	Sales	Profit	Charges[1]	Profit Ex- Charges[1]	Profit Rate	Profit Rate Ex- Charges[1]

Tools & Storage	$2,568	$398.6	$17.8	$416.4	15.5%	16.2%

Industrial	$573	$85.5	$10.9	$96.4	14.9%	16.8%

Security	$503	$48.1	$2.0	$50.1	9.6%	10.0%
1 See Merger And Acquisition (M&A) Related Charges On Page 5

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Tools & Storage net sales increased 11% versus 2Q’17 due to volume (+9%), price (+1%) and currency (+1%). Each region contributed to the 10% organic growth for the quarter with emerging markets +17%, North America +10% and Europe +5%. Emerging markets growth was largely due to mid-price-point product releases, higher e-commerce volumes, continued benefits from the Russia and Turkey go-to-market model changes and positive price. North America organic growth accelerated as new product innovation, including DEWALT FlexVolt, the initial rollout of the Craftsman brand, a recovery in outdoor products and pricing actions all delivered growth on top of a continued healthy U.S. tool market. Europe once again delivered share gains with growth supported by new products and successful commercial actions. Overall Tools & Storage segment profit rate was 16.2%, excluding charges, down from the 2Q’17 rate of 17.6%, as the benefits from volume leverage, pricing, productivity and cost control were more than offset by the impacts from commodity inflation and currency.

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Industrial net sales increased 14% versus 2Q’17 due to acquisitions (+11%) and currency (+3%). Engineered Fastening organic revenues were +3% as significant automotive & industrial fastener penetration gains were partially offset by the anticipated impact from lower automotive system shipments. Infrastructure organic revenues were down 10% as higher volumes in Hydraulic Tools were offset by expected lower pipeline project activity in Oil & Gas. Overall Industrial segment profit rate was 16.8%, excluding charges, down from the 2Q’17 rate of 18.8%, as productivity gains and cost control were offset by the impact of commodity inflation, growth investments and the modestly dilutive impact from the acquisition of Nelson Fasteners.

•	Security net sales increased 6% versus 2Q’17 as bolt-on commercial electronic security acquisitions (+4%), currency (+3%) and price (+1%) were

Exhibit 99.1

partially offset by lower volume (-2%). North America organic growth declined 2% as higher volumes within automatic doors and Healthcare were offset by lower volume and a difficult comparable in commercial electronic security. Europe was flat organically as strength within the Nordics was offset by anticipated weakness in France. Overall Security segment profit rate was 10.0%, excluding charges, down 100 basis points versus the prior year rate, which reflects investments to support the business transformation in commercial electronic security partially offset by a continued focus on cost containment.

Updated 2018 Outlook

Management is revising its 2018 EPS outlook to $7.00 - $7.20 from $7.40 - $7.60 on a GAAP basis reflecting the recently announced settlement with the Environmental Protection Agency regarding the remediation of the Centredale Superfund site. More detail can be found in the 8-K filed by the Company on July 9, 2018.

The Company is reiterating its adjusted EPS range of $8.30 - $8.50 and its free cash flow conversion estimate of approximately 100%.

The following reflects the key assumption changes to the Company's prior EPS outlook:

•	Incremental price, cost and productivity actions (+~ $0.48)

•	Higher organic volume expectations (+1 point or +~$0.12)

•	Benefits from the $200 million share repurchase executed in 2Q (+~ $0.10)

•	Foreign currency impacts from the strengthening of the U.S. dollar during the second quarter (-~$0.40)

•	Higher commodity inflation expectations, including the impact from the initial $34 billion of section 301 tariffs (-~ $0.30)

Donald Allan Jr., Executive Vice President and CFO, commented, “We are taking price and cost actions to protect our margins in the face of approximately $320 million of transitory headwinds while delivering strong organic growth of 7% and adjusted earnings per share growth of 11% - 14% in 2018. The organization remains focused on strong day-to-day execution and operational excellence, which includes price realization, productivity and cost management, the rollout of the Craftsman brand and the successful integration of our recent acquisitions. We believe the Company is well positioned to deliver sustained above-market organic growth with operating leverage, strong free cash flow conversion and top-quartile shareholder returns over the long-term.”

Exhibit 99.1

Merger And Acquisition (“M&A”) Related And Other Charges

Total M&A related and other charges in 2Q’18 were $126.7 million, primarily related to restructuring, deal and integration costs, as well as non-cash inventory step-up charges and the recently announced EPA settlement. Gross margin included $8.8 million of these charges while SG&A included $25.5 million. Other, net and Restructuring included $87.1 million and $4.5 million of these charges, respectively. M&A charges in 2Q’18 also included a $0.8 million charge related to divestitures.

The Company will host a conference call with investors today, July 20, 2018, at 8:00 am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

The call will be accessible by telephone within the U.S. at (877) 930-8285, from outside the U.S. at +1 (253) 336-8297, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the website at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 7568278. A replay will also be available two hours after the call and can be accessed at (855) 859-2056 or +1 (404) 537-3406 using the passcode 7568278. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Exhibit 99.1

Investor Contacts:

Dennis Lange
Vice President, Investor Relations
dennis.lange@sbdinc.com
(860) 827-3833

Michelle Hards
Director, Investor Relations
michelle.hards@sbdinc.com
(860) 827-3913

Cort Kaufman
Director, Investor Relations
cort.kaufman@sbdinc.com
(860) 515-2741

Media Contacts:

Shannon Lapierre
Vice President, Communications & Public Relations
shannon.lapierre@sbdinc.com
(860) 827-3575

Tim Perra
Vice President, Public Affairs
tim.perra@sbdinc.com
(860) 826-3260

Organic sales growth is defined as total sales growth less the sales of companies acquired and divested in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses. Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Free cash flow conversion is defined as free cash flow divided by net income. The normalized statement of operations and business segment information, as reconciled to GAAP on pages 12 to 15 for 2018 and 2017, are considered relevant to aid analysis of the Company’s margin and earnings results aside from the material impact of the acquisition-related charges, gains or losses on sales of businesses, one-time environmental settlement charge, and a one-time tax charge related to the recently enacted U.S. tax legislation.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2018 GAAP EPS of $7.00 - $7.20 and Adjusted EPS of $8.30 - $8.50; (ii) generate 2018 free cash flow conversion approximating 100%; (iii) deliver sustained above-market organic growth with operating leverage, strong free cash flow conversion and top-quartile shareholder returns over the long-term, (collectively, the “Results”); are “forward-looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward-looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to deliver successful innovation in its products and services; (ii) the Company’s ability to invest in product, brand and commercialization of the Craftsman brand (including successful brand launch in the second half of 2018) and the continued successful integration of Newell Tools while remaining focused on being one of the world’s leading innovators, continuing to deliver top-quartile financial performance and elevating our commitment to social responsibility ; (iii) the Company’s ability to deliver overall organic growth of approximately 7.0% in 2018; (iv) the Company’s ability to limit the impact from: commodity inflation of approximately $205 million; foreign currency headwinds of approximately $80 million; and the first $34 billion of section 301 tariffs and section 232 steel and aluminum tariffs of approximately $35 million ; (v) net impact from: closed acquisitions, cost and price actions and improved productivity being approximately +$1.53 to $1.63 EPS in 2018; and share repurchase executed in second quarter being approximately +$0.10 (vi) core (non M&A) restructuring charges being approximately $50 million in 2018; (vii) 2018 core tax rate being approximately 18%; (viii) the Company’s ability to identify, close and integrate appropriate acquisition opportunities, within desired timeframes at reasonable cost; (ix) successful integration of existing and any newly acquired businesses and formation of new business platforms; (x) the continued acceptance of technologies used in the Company’s products and services, including DEWALT FLEXVOLT™ product; (xi) the Company’s ability to manage existing Sonitrol franchisee and MAC Tools relationships; (xii) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xiii) the proceeds realized with respect to any business or product line disposals; (xiv) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xvi) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, aluminum, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvii) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xviii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xix) the Company’s ability to obtain favorable settlement of tax audits; (xx) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xxi) the continued ability of the Company to access credit markets under satisfactory terms; (xxii) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; (xxiii) the Company’s ability to successfully develop, market and achieve sales from new products and services; (xxiv) adjustments to the provisional estimates recorded in 2017 for the enacted U.S. Tax Cuts and Jobs Act based on legislative developments and refined calculations; and (xxv) the ability of the Company to proactively manage the impact of the legislative changes brought about by the U.S. Tax Cuts and Jobs Act.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from significant Chinese Renminbi, Canadian Dollar, Euro, British Pound, Brazilian Real or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System including, core innovation, breakthrough innovation, digital and commercial excellence and functional transformation; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment, possibly including impact from “Brexit” or other similar actions from other EU member states as well as the impact of any U.S. tariffs on imported goods; the economic environment of emerging markets, particularly Latin America, Russia, China and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write-off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the impact from demand changes within world-wide markets associated with homebuilding and remodeling; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest, including hostilities on the Korean Peninsula; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.